Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

(Joe A. Rose)

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment”) by and between SOURCECORP, Incorporated, a Delaware corporation and SOURCECORP Management, L.P., a Texas limited partnership and indirect wholly owned subsidiary of SOURCECORP, Incorporated (collectively, the “Company”), and Joe A. Rose (“Employee”) is made and entered into effective as of May 10, 2002.

R E C I T A L S

The following statements are true and correct:

This Amendment amends that certain Amended and Restated Employment Agreement by and between Employee, SOURCECORP, Incorporated, and SOURCECORP Management, L.P., dated May 10, 2002 (the “Agreement”).

The parties desire to amend the Agreement to clarify and amend the Term provisions contained therein.

Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

A G R E E M E N T S

1.    Amendment to Agreement.  The parties agree to amend the introductory paragraph of Section 5 of the Agreement to read in its entirety as follows:

5.             Term; Termination; Rights on Termination. The term of this Agreement shall begin on the date hereof and continue through December 31, 2004; however, on each December 31, the term of this Agreement shall automatically renew for a three-year period (such that upon such renewal, the new remaining term shall be three years), unless written notice is given on or prior to the December 31st of any year during the term (including any renewal thereof) that it will not be renewed, and upon such notice, the balance of the term shall be three (3) years from the January 1st following such notice (the “Term”).  This Agreement and Employee’s employment may be terminated in any one of the following ways:

2.    Governing Law.  This Amendment shall in all respects be construed according to the laws of the State of Texas.

3.    Counterparts.  This Amendment may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

4.    Effect of Amendment.  Except as specifically amended by this Amendment, all provisions of the Agreement remain in full force and effect in accordance with their express terms.

[Balance of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SOURCECORP, INCORPORATED

By:	/s/ Ed H. Bowman, Jr.
Title:

SOURCECORP Management, L.P.

By: SRCP Management, Inc.,
General Partner

By:	/s/ Ed H. Bowman, Jr.
Title:

EMPLOYEE:

/s/ Joe A. Rose
JOE A. ROSE